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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2003

TransDigm Inc. (Exact name of registrant as specified in its charter)	TransDigm Holding Company (Exact name of registrant as specified in its charter)
Delaware (State or other Jurisdiction of incorporation or organization)	Delaware (State or other Jurisdiction of incorporation or organization)
34-1750032 (I.R.S. Employer Identification No.)	13-3733378 (I.R.S. Employer Identification No.)
26380 Curtiss Wright Parkway, Richmond Heights, Ohio (Address of principal executive offices)	44143 (Zip Code)
(216) 289-4939 (Registrants' telephone number, including area code)
(Former name, former address and former fiscal year, if changed since last report.)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release issued June 23, 2003.

ITEM 9. REGULATION FD DISCLOSURE.

        On June 23, 2003, TransDigm Inc. issued a press release announcing that it has commenced a cash tender offer for any and all of its outstanding 10.375% Senior Subordinated Notes due 2008. A copy of the press release is attached to this report as Exhibit 99.1.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM HOLDING COMPANY
By:	/s/ Gregory Rufus
Gregory Rufus Chief Financial Officer

Date: June 23, 2003

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM INC.
By:	/s/ Gregory Rufus Gregory Rufus Chief Financial Officer

Date: June 23, 2003

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SIGNATURES